As filed with the Securities and Exchange Commission on September 26, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CoreSite Realty Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	27-1925611 (I.R.S. Employer Identification Number)

1001 17th Street, Suite 500

Denver, Colorado 80202

(866) 777-2673

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Thomas M. Ray
President and Chief Executive Officer
CoreSite Realty Corporation
1001 17th Street, Suite 500
Denver, Colorado 80202
(866) 777-2673
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Patrick H. Shannon Brandon J. Bortner Latham & Watkins LLP 555 Eleventh Street NW, Suite 1000 Washington, District of Columbia 20004 (202) 637-2200	Derek McCandless Senior Vice President and General Counsel CoreSite Realty Corporation 1001 17th Street, Suite 500 Denver, Colorado 80202 (866) 777-2673

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (2)(3)	Proposed Maximum Offering Price Per Unit (2)(3)	Proposed Maximum Aggregate Offering Price (2)		Amount of Registration Fee
Debt Securities (4)	(1)	(1)		(1)
Common Stock, par value $0.01 per share	(1)	(1)		(1)
Preferred Stock, par value $0.01 per share	(1)	(1)		(1)
Depositary Shares, representing Preferred Stock	(1)	(1)		(1)
Warrants (5)	(1)	(1)		(1)
Rights	(1)	(1)		(1)
Units	(1)	(1)		(1)
Total	(1)	(1)	$800,000,000	(6)	$23,511.50	(7)

(1)                                 Omitted pursuant to Form S-3 General Instruction II(D).

(2)                                 An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices.  Separate consideration may not be received for registered securities that are issuable upon the exercise, conversion or exchange of other securities.

(3)                                 In U.S. dollars or the equivalent thereof for any security denominated in one or more, or units of two or more, foreign currencies or composite currencies based on the exchange rate at the time of sale.

(4)                                 Including such principal amount of debt securities as may, from time to time, be issued at indeterminate prices.

(5)                                 The warrants covered by this registration statement may be warrants for debt securities, common stock, preferred stock or depositary shares.

(6)                                 Estimated solely for purposes of calculating the registration fee.  The aggregate maximum offering price of all securities issued under this registration statement will not exceed $800,000,000.  No separate consideration will be received for preferred stock or common stock that are issued upon conversion or exchange of preferred stock or depositary shares registered hereunder, upon exercise of common stock warrants registered hereunder or for preferred stock distributed upon termination of a deposit arrangement for depositary shares.

(7)                                 As discussed below, pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement includes a total of $685,000,000  of unsold securities that have been previously registered and for which registration fees have been previously paid.

In accordance with Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities consisting of $685,000,000 of unsold common stock, preferred stock, depositary shares, warrants, rights and units of CoreSite Realty Corporation that had been previously registered on the registration statement of CoreSite Realty Corporation on Form S-3 (Registration No. 333-177053) filed with the Securities and Exchange Commission on September 28, 2011 and declared effected on October 11, 2011, as so filed and as amended, or the Prior Universal Shelf Registration Statement.

Pursuant to Rule 415(a)(6) under the Securities Act, CoreSite Realty Corporation will utilize $79,528.50 of the registration fee previously paid with respect to the unsold securities registered pursuant to the Prior Universal Shelf Registration Statement as an offset against the filing fees incurred in connection with the registration of such unsold securities and common stock under this registration statement.

Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities on the Prior Universal Shelf Registration Statement will be deemed terminated as of the date of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2014

PROSPECTUS

$800,000,000

CoreSite Realty Corporation

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units

We may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•                                          debt securities, which may consist of debentures, notes or other types of debt;

•                                          shares of common stock;

•                                          shares of preferred stock;

•                                          shares of preferred stock represented by depositary shares;

•                                          warrants to purchase shares of preferred stock, common stock or depositary shares;

•                                          rights to purchase shares of common stock; and

•                                          units consisting of two or more of the foregoing.

We refer to the debt securities, common stock, preferred stock, depositary shares, warrants, rights and units registered hereunder collectively as the “securities” in this prospectus.  The securities will have a maximum aggregate offering price of $800,000,000 or its equivalent in a foreign currency based on the exchange rate at the time of the sale, in amounts, at prices and on terms determined at the time of the offering of any such security.

The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate, among other purposes, to preserve the status of our company as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers.  If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information.  No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “COR.” On September 25, 2014, the last reported sales price of our common stock on the NYSE was $32.72 per share.

Investing in our securities involves risks.  See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2014.

References in this prospectus to “we,” “our,” “us” and “our company” collectively refer to CoreSite Realty Corporation, a Maryland corporation, CoreSite, L.P., and any of our other subsidiaries.  CoreSite, L.P. is a Delaware limited partnership of which we are the sole general partner and to which we refer in this prospectus as our operating partnership, and CoreSite Data Center Services, Inc., a Delaware corporation, and CoreSite Development Services, Inc., a Delaware corporation, are our taxable REIT subsidiaries, or TRSs.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein.  We have not authorized anyone to provide you with information or make any representation that is different.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation.  You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date.  Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed.  We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

CORESITE REALTY CORPORATION

CoreSite Realty Corporation delivers secure and reliable data center solutions across eight key North American markets. More than 800 of the world’s leading enterprises, carriers and mobile operators, content and cloud providers and media and entertainment companies choose CoreSite to connect, protect and optimize their performance sensitive data, applications and computing workloads.

CoreSite Realty Corporation, a Maryland corporation, completed our initial public offering of common stock, or our IPO on September 23, 2010. We are a fully integrated, self-administered, and self-managed real estate investment trust. Through our controlling interest in our operating partnership, we are engaged in the business of ownership, acquisition, construction and management of strategically located data centers in some of the largest and fastest growing data center markets in the United States, including the New York, Northern Virginia (including Washington D.C.) and San Francisco Bay areas, Los Angeles, Chicago, Boston, Denver and Miami.

Data centers are highly specialized and secure buildings that house networking, storage and communications technology infrastructure, including servers, storage devices, switches, routers and fiber optic transmission equipment. These buildings are designed to provide the power, cooling and network connectivity necessary to efficiently operate this mission-critical equipment. Data centers located at points where many communications networks converge can also function as interconnection hubs where customers are able to connect to multiple networks and exchange traffic with each other. Our data centers feature advanced reliable and efficient power, cooling and security systems, including twenty-four-hours-a-day, seven-days-a-week security staffing, and many are points of network interconnection that provide the ecosystems our customers need to meet their own competitive challenges and business goals. We believe we have the flexibility and scalability to satisfy the full spectrum of our customers’ growth requirements and corresponding data center needs by providing data center space ranging in size from an entire building or large dedicated suite to a cage or cabinet.

The first data center in our portfolio was purchased in 2000 by certain real estate funds, or the Funds, affiliated with The Carlyle Group, our Predecessor, and since then we have continued to acquire, develop and operate these types of facilities. Our properties are self-managed, including with respect to construction project management in connection with our development initiatives. As of June 30, 2014, our property portfolio included 16 operating data center facilities, multiple development projects and space and land held for development, which collectively comprise the potential for over 2.7 million net rentable square feet, or NRSF, of which over 1.4 million NRSF is existing data center space.  Our corporate offices are located at 1001 17th Street, Suite 500, Denver, CO 80202.  Our telephone number is (866) 777-2673.  Our website is www.coresite.com.  The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks.  You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this process, we may sell debt securities, common stock, preferred stock, depositary shares, warrants, rights and units in one or more offerings up to a total dollar amount of $800,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering.  Such prospectus supplement may add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We may offer the securities directly, through agents, or to or through underwriters.  The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities.  See “Plan of Distribution” for more information.  No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file with the SEC at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549.  Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330.  Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees.  Our SEC filings, including our registration statement, are also available to you on the SEC’s website, www.sec.gov.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities registered hereby.  This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement.  For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement.  Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those documents.  The incorporated documents contain significant information about us, our business and our finances.  Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus or in the applicable prospectus supplement, modifies or supersedes the original statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.  We incorporate by reference the following documents we filed with the SEC:

•                                          our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 14, 2014;

•                                          our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2014;

•                                          our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2014 filed with the SEC on April 25, 2014 and July 24, 2014, respectively;

•                                          our Current Reports on Form 8-K, filed with the SEC on January 27, 2014, February 5, 2014, March 6, 2014 and June 3, 2014;

•                                          the description of our common stock included in our registration statement on Form 8-A filed with the SEC on September 21, 2010;

•                                          the description of our 7.25% Series A Preferred Stock included in our registration statement on Form 8-A filed with the SEC on December 11, 2012; and

•                                          all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

We also specifically incorporate by reference any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents.  A request should be addressed in writing to CoreSite Realty Corporation, at 1001 17th Street, Suite 500, Denver, CO 80202 or by telephone at (866) 777-2673.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference herein or therein contain certain “forward-looking” statements that relate to our future performance and plans, results of operations, capital expenditures, acquisitions, divestitures and operating costs, which are made pursuant to the safe-harbor provisions of Section 21E of the Exchange Act and Section 27A of the Securities Act.  Because these forward-looking statements involve numerous known and unknown risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events.  Forward-looking statements are based on management’s beliefs, assumptions made by, and information currently available to, management that may be incorrect or imprecise and we may not be able to realize them.  These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•                                          the geographic concentration of our data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets;

•                                          fluctuations in interest rates and increased operating costs;

•                                          difficulties in identifying properties to acquire and completing acquisitions;

•                                          the significant competition in our industry and an inability to lease vacant space, renew existing leases or release space as leases expire;

•                                          lack of sufficient customer demand to realize expected returns on our investments to expand our property portfolio;

•                                          decreased revenue from costs and disruptions associated with any failure of our physical infrastructure or services;

•                                          our ability to lease available space to existing or new customers;

•                                          our failure to obtain necessary outside financing;

•                                          our failure to qualify or maintain our status as a REIT;

•                                          financial market fluctuations;

•                                          changes in real estate and zoning laws and increases in real property tax rates;

•                                          delays or disruptions in third-party network connectivity;

•                                          inability to renew net leases on the data center properties we lease; and

•                                          other factors affecting the real estate industry generally.

Except as required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this prospectus.

Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” herein and under the heading “Risk Factors” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus.  We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus or as of the dates indicated in the statements.  All of our forward-looking statements, including those included and incorporated by reference in this prospectus, are qualified in their entirety by this statement.  We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we plan to contribute the net proceeds from any sale of the securities pursuant to this prospectus to our operating partnership.  Our operating partnership will subsequently use the net proceeds received from us to potentially acquire or develop additional properties and for general corporate purposes, which may include payment of dividends, the repayment of existing indebtedness and capital expenditures for improvements to the properties in our portfolio.  Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes.  Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings (loss) to fixed charges and our ratio of earnings (loss) to combined fixed charges and preferred stock dividends. For the purpose of computing the ratio of earnings (loss) to fixed charges and the ratio of earnings (loss) to combined fixed charges and preferred stock dividends, and the amount of coverage deficiency, earnings (loss) have been calculated by adding fixed charges, excluding capitalized interest, to net income (loss). Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, whether expensed or capitalized and estimated interest within rental expense.

	The Company							Historical Predecessor
	Six Months Ended June 30, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011		For the Period September 28, 2010 through December 31, 2010		For the Period January 1, 2010 through September 27, 2010(1)		Year Ended December 31, 2009
Ratio of earnings (loss) to fixed charges	3.37	3.32	1.86		(3)		(3)		(3)		(3)
Ratio of earnings (loss) to combined fixed charges and preferred stock dividends (2)	2.13	1.96	1.78		(4)		(4)		(4)		(4)

(1) Our initial public offering was completed on September 28, 2010.

(2)Our company and its Predecessor did not have any preferred stock outstanding for the year ended 2011, for the period September 28, 2010, through December, 31, 2010, the period January 1, 2010, through September 27, 2010, and for the year ended 2009.

(3) The shortfall of earnings (loss) to fixed charges for the year ended December 31, 2011, for the period from September 28, 2010 to December 31, 2010, for the period from January 1, 2010 to September 27, 2010 and for the year ended December 31, 2009, was $12.1 million, $10.7 million, $2.0 million and $7.3 million, respectively.

(4) The shortfall of earnings (loss) to combined fixed charges and preferred dividends for the year ended December 31, 2011, for the period from September 28, 2010 to December 31, 2010, for the period from January 1, 2010, to September 27, 2010 and for the year ended December 31, 2009, was $12.1 million, $10.7 million, $2.0 million and $7.3 million, respectively.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of our debt securities.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.  We also will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities will be issued under an indenture between us and a trustee.  We have summarized select portions of the indenture below.  The summary is not complete.  The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture carefully for provisions that may be important to you.  Capitalized terms used in the summary and not defined in this prospectus have the meaning specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture.  The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities.  Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series.  If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.  We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

•                                          the title of the debt securities;

•                                          the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•                                          any limit on the aggregate principal amount of the debt securities;

•                                          the date or dates on which we will pay the principal on the debt securities;

•                                          the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•                                          the place or places where principal of, premium and interest on the debt securities will be payable, where debt securities may be surrendered for registration of transfer and exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served;

•                                          the terms and conditions upon which we may redeem the debt securities;

•                                          any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•                                          the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•                                          the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•                                          whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•                                          the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•                                          the currency of denomination of the debt securities;

•                                          the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•                                          if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•                                          the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•                                          any provisions relating to any security provided for the debt securities;

•                                          any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•                                          any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•                                          any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series;

•                                          a discussion of any material federal income tax consequences applicable to an investment in such debt securities;

•                                          any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•                                          any provisions relating to conversion of any debt securities, including if applicable, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such debt securities are redeemed; and

•                                          whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities.  Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.  Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities or the amount of cash to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.  We will provide you with information on the other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.  Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture.  No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants.  Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants.  The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities.  Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).  The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture.  Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture.  Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security.  We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary.  We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days.  In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series.  Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee.  We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•                                          we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•                                          immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•                                          certain other conditions are met.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•                                          default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•                                          default in the payment of principal of or premium on any debt security of that series when due and payable;

•                                          default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•                                          certain events of bankruptcy, insolvency or reorganization of our company; and

•                                          any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.  The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time.  In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series.  In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.  At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.  We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense.  Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•                                          that holder previously has given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•                                          the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.  We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•                                          reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•                                          reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•                                          reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•                                          reduce the principal amount of discount securities payable upon acceleration of maturity;

•                                          waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•                                          make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•                                          make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•                                          waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture.  The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium or any interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents).  We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•                                          we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•                                          any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•                                          depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•                                          delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.  In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default.  In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•                                          direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•                                          obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF COMMON STOCK

This prospectus describes the general terms of our common stock.  For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law, or MGCL, and our charter and bylaws.  When we offer to sell a particular class or series of stock, we will describe the specific terms of the series in a prospectus supplement.  Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

General

Our charter provides that we may issue up to 100,000,000 shares of common stock, par value $0.01 per share, or common stock.  Our charter authorizes our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of authorized shares of stock of any class or series.  As of September 24, 2014, there were 21,723,793 shares of our common stock issued and outstanding.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

All shares of our common stock offered hereby will be duly authorized, fully paid and nonassessable.  Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power.  There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, and have no preemptive rights to subscribe for any of our securities.  Our charter provides that stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights.  Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless such action is advised by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter.  Under the MGCL, the term “substantially all of the company’s assets” is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction.  Our charter provides that the foregoing items may be approved by a majority of all the votes entitled to be cast on the matter.  However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons, including a subsidiary, if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.  In addition, operating assets may be held by a corporation’s subsidiaries, as in our situation, and these subsidiaries may be able to transfer all or substantially all of such assets without a vote of the parent corporation’s stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to cause us to issue additional authorized but unissued shares of our common stock and to classify or reclassify unissued shares of our common stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.  The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.  Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our common stock.  See “Restrictions on Ownership and Transfer” beginning on page 19.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK

General

This prospectus describes the general terms of our preferred stock.  For a more detailed description of these securities, you should read the applicable provisions of the MGCL and our charter and bylaws.  When we offer to sell a particular class or series of stock, we will describe the specific terms of the series in a prospectus supplement.  Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our charter provides that we may issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, or preferred stock.  Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action of our stockholders, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of authorized shares of any class or series.

Our charter authorizes our board of directors to classify and reclassify from time to time any unissued shares of preferred stock into other classes or series of stock.  Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to establish the number of shares in each class or series and to set, subject to the provisions of our charter regarding the restrictions on transfer of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.  The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of our common stock.  Our board of directors could establish a series of preferred stock that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common stock or otherwise be in the best interest of the holders thereof.  The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants we issue.  The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

Under Maryland law, stockholders are generally not personally liable for our debts or obligations solely as a result of their status as stockholders.

•                                          The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series.  A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock as follows:

•                                          the designation and stated value of the preferred stock;

•                                          the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•                                          the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•                                          whether the dividends on the preferred stock are cumulative or not and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•                                          the provision for a sinking fund, if any, for the preferred stock;

•                                          the provision for redemption, if applicable, of the preferred stock;

•                                          any listing of the preferred stock on any securities exchange;

•                                          preemptive rights, if any;

•                                          the terms and conditions, if applicable, upon which the preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof);

•                                          a discussion of any material federal income tax consequences applicable to an investment in the preferred stock;

•                                          any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

•                                          the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

•                                          any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•                                          any voting rights, if any, of the preferred stock; and

•                                          any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank: (1) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (2) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (3) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto.  Such terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to cause us to issue additional authorized but unissued shares of our preferred stock and to classify or reclassify unissued shares of our preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.  Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our stock.  We expect to adopt similar restrictions with respect to any class or series offered pursuant to this prospectus under the articles supplementary for each such class or series.  The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series.  See “Restrictions on Ownership and Transfer.”

7.25% Series A Cumulative Redeemable Preferred Stock

We currently have outstanding 4,600,000 shares of our 7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, or Series A Preferred Stock. Our Series A Preferred Stock is listed on the NYSE under the symbol “COR-PA.” Dividends on each outstanding share of Series A Preferred Stock are cumulative from, and including, the most recent dividend payment date for the Series A Preferred Stock with respect to which dividends were actually paid in full on the outstanding shares of Series A Preferred Stock, or if dividends have not been paid in full on the outstanding shares of Series A Preferred Stock from December 12, 2012, the original date of issuance of the Series A Preferred Stock. Dividends are payable in cash to holders quarterly in arrears on or about the 15th day of January, April, July and October of each year or, if such day is not a business day, on the next succeeding business day.

If our company is liquidated, dissolved or wound up, holders of shares of Series A Preferred Stock will have the right to receive $25.00 per share of Series A Preferred Stock, plus accrued and unpaid dividends (whether or not authorized or declared) up to but not including the date of payment, before any payment is made to holders of Common Stock and any other class or series of capital stock ranking junior to Series A Preferred Stock as to liquidation rights. The rights of holders of shares of the Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking on parity with the Series A Preferred Stock as to liquidation and junior to the rights of any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock.

We may not redeem the Series A Preferred Stock prior to December 12, 2017, except in limited circumstances to preserve our status as a REIT, and pursuant to the special optional redemption provision described below. On and after December 12, 2017, the Series A Preferred Stock will be redeemable at our option, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to, but not including, the redemption date, without interest. If fewer than all the outstanding shares of the Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method we may choose (including by electing to redeem only those shares of Series A Preferred Stock tendered for conversion pursuant to a Change of Control Conversion Right (as defined below)).

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), we exercise any of our redemption rights relating to the Series A Preferred Stock (whether its optional redemption right or special optional redemption right), the holders of Series A Preferred Stock will not have the conversion right described below with respect to the shares called for redemption.

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”), on the Change of Control Conversion Date into a number of shares of common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•                  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for any accrued and unpaid dividend that is to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•                  1.944 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the Articles Supplementary.

Upon such a conversion, the holders will be limited to a maximum number of shares of common stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $12.86 (which is approximately 50% of the per-share closing sale price of common stock reported on the New York Stock Exchange, or the NYSE, on December 4, 2012), subject to adjustment, the holders will receive a maximum of 1.944 shares of common stock per share of Series A Preferred Stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series A Preferred Stock.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series A Preferred Stock will not have any right to convert the shares of Series A Preferred Stock selected for redemption in connection with the Change of Control Conversion Right and any shares of Series A Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” is when the following have occurred and are continuing:

•                  any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, holds or acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all of our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•                  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts, or ADRs, representing such securities) listed on the NYSE, NYSE Amex Equities, or the NYSE Amex, or the NASDAQ Stock Market, or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

The “Change of Control Conversion Date” is the date selected by us on which the Series A Preferred Stock is to be converted, which will be a business day that is no fewer than 25 days nor more than 40 days after the date on which we provide the notice described above to the holders of Series A Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by holders of common stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock on the principal U.S. securities exchange on which Common Stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid prices and the average closing ask prices)

for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which Common Stock is then traded, or (y) the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if Common Stock is not then listed for trading on a U.S. securities exchange.

The foregoing description of the Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Supplementary, which is attached as Exhibit 3.2 to our Form 8-A filed with the SEC on December 11, 2012, which is incorporated herein by reference.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock.  Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights).  The applicable fraction will be specified in a prospectus supplement.  The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates representing depositary shares, or depositary receipts.  Depositary receipts will be delivered to those persons purchasing depositary shares in the offering.  The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.  Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our charter and the form of articles supplementary for the applicable class or series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts, subject to any withholding tax obligations, in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock.  The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock transferred to a trust for the benefit of one or more charitable beneficiaries.  See “Restrictions on Ownership and Transfer.”

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary.  Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed.  The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting.  Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares.  The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.  The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares represented thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares.  Partial shares of preferred stock will not be issued.  If the depositary receipts delivered by the holder represent a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt representing such excess number of depositary shares.  Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts representing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt representing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary.  However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.  No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt representing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if (1) such termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares represented by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts.  We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.  In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts representing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Restrictions on Ownership and Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our stock.  We expect to adopt similar restrictions with respect to any series of preferred stock represented by the applicable series of depositary shares offered pursuant to this prospectus under the articles supplementary for each such class or series of preferred stock.  The applicable prospectus supplement will specify any additional ownership limitation relating to such depositary shares.  See “Restrictions on Ownership and Transfer.”

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares.  Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts.  In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares represented by such depositary receipt if such charges are not paid.  The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts.  The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.  In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock.  The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

Neither the depositary nor our company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct.  Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement.  The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished.  Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment.  Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or depositary shares and may issue warrants independently or together with debt securities, common stock, preferred stock or depositary shares or attached to or separate from such securities.  We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders.  The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement.  Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of the debt warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•                                          the title of the debt warrants;

•                                          the aggregate number of the debt warrants outstanding;

•                                          the price or prices at which the debt warrants will be issued;

•                                          the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•                                          the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

•                                          the date, if any, on and after which the debt warrants and the related securities will be separately transferable;

•                                          the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the debt securities may be purchased upon exercise;

•                                          the provisions, if any, for changes to or adjustments in the exercise price;

•                                          the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•                                          the minimum or maximum amount of debt warrants that may be exercised at any one time;

•                                          information with respect to book-entry procedures, if any;

•                                          a discussion of certain material federal income tax considerations applicable to an investment in the debt warrants; and

•                                          any other terms of the debt warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders, and will not be entitled to payments of principal, premium or interest on, the securities purchasable upon the exercise of debt warrants.

Equity Warrants

The applicable prospectus supplement will describe the terms of the warrants to purchase depositary shares, common stock or preferred stock, or equity warrants, in respect of which this prospectus is being delivered, including, where applicable, the following:

•                                          the title of the equity warrants;

•                                          the aggregate number of the equity warrants outstanding;

•                                          the price or prices at which the equity warrants will be issued;

•                                          the type and number of securities purchasable upon exercise of the equity warrants;

•                                          the date, if any, on and after which the equity warrants and the related securities will be separately transferable;

•                                          the price at which each security purchasable upon exercise of the equity warrants may be purchased;

•                                          the provisions, if any, for changes to or adjustments in the exercise price;

•                                          the date on which the right to exercise the equity warrants shall commence and the date on which such right shall expire;

•                                          the minimum or maximum amount of equity warrants that may be exercised at any one time;

•                                          information with respect to book-entry procedures, if any;

•                                          any anti-dilution protection;

•                                          a discussion of certain material federal income tax considerations applicable to an investment in the equity warrants; and

•                                          any other terms of the equity warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Equity warrant certificates will be exchangeable for new equity warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Prior to the exercise of their equity warrants, holders of equity warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the depositary shares, common stock or preferred stock purchasable upon such exercise may be entitled.

Except as provided in the applicable prospectus supplement, the exercise price and the number of depositary shares, shares of common stock or shares of preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be.  In lieu of adjusting the number of shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants.  Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof.  We may, at our option, reduce the exercise price at any time.  No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.  Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of depositary shares, shares of common stock or shares of preferred stock into which each equity warrant was exercisable immediately prior to the particular triggering event.

Restrictions on Ownership and Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our stock.  We expect to adopt similar restrictions with respect to any series or class of stock underlying the equity warrants offered pursuant to this prospectus under the charter, including the articles supplementary, for each such class or series of stock.  The applicable prospectus supplement will specify any additional ownership limitation relating to such equity warrants.  See “Restrictions on Ownership and Transfer.”

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such number of debt securities, depositary shares, shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby.  Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m.  New York City time on the expiration date set forth in applicable prospectus supplement.  After 5:00 p.m.  New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise.  If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock.  Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent.  The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.  The statements made in this section relating to the rights are summaries only.  These summaries are not complete.  When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.  For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

We will provide in a prospectus supplement the following terms of the rights being issued:

•                                          the date of determining the stockholders entitled to the rights distribution;

•                                          the aggregate number of shares of common stock purchasable upon exercise of the rights;

•                                          the exercise price;

•                                          the aggregate number of rights issued;

•                                          the date, if any, on and after which the rights will be separately transferable;

•                                          the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•                                          a discussion of certain material federal income tax considerations applicable to an investment in the rights; and

•                                          any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Restrictions on Ownership and Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our common stock, which underlie the rights offered pursuant to this prospectus.  The applicable prospectus supplement will specify any additional ownership limitation relating to such rights.  See “Restrictions on Ownership and Transfer.”

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock at the exercise price provided in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights.  If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities.  These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units.  The statements made in this section relating to the units are summaries only.  These summaries are not complete.  When we issue units, we will provide the specific terms of the units in a prospectus supplement.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

•                                          the title of any series of units;

•                                          identification and description of the separate constituent securities comprising the units;

•                                          the price or prices at which the units will be issued;

•                                          the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•                                          information with respect to any book-entry procedures;

•                                          a discussion of certain material federal income tax considerations applicable to an investment in the units; and

•                                          any other terms of the units and their constituent securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The following summary with respect to restrictions on ownership and transfer of our stock (including warrants and rights to acquire our stock) sets forth certain general terms and provisions of our charter documents to which any prospectus supplement may relate.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter documents, as amended and supplemented from time to time, including the articles supplementary relating to our Series A Preferred Stock and any articles supplementary relating to any issuance of preferred stock pursuant to this prospectus.  Copies of our existing charter documents are filed with the Securities and Exchange Commission and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.  Any amendment or supplement to our charter documents relating to an issuance of securities pursuant to this prospectus shall be filed with the Securities and Exchange Commission and shall be incorporated by reference as an exhibit to the applicable prospectus supplement.  See “Where You Can Find More Information.”

In order to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.  Also, not more than 50% in value of our shares of stock outstanding may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities during the last half of a taxable year other than the first year for which an election to be treated as a REIT has been made.

In addition, if we, or one or more owners of 10% or more of our stock, actually or constructively owns 10% or more of a customer or a customer of any partnership in which we are a partner, the rent received by us either directly or through any such partnership from such customer generally will not be qualifying income for purposes of the REIT gross income tests of the Code.

The constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity.  As a result, the acquisition of less than 9.8% of the common stock, preferred stock or capital stock or the acquisition or ownership of an interest in an entity that owns, actually or constructively, common stock, preferred stock or capital stock, by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding common stock, preferred stock or capital stock and thus subject such common stock, preferred stock or capital stock to the remedy provision under the ownership limits.

Our charter contains restrictions on the ownership and transfer of any shares of our common stock, Series A Preferred Stock and capital stock that are intended, among other purposes, to assist us in complying with these requirements and continuing to qualify as a REIT.  The relevant sections of our charter and the articles supplementary creating our Series A Preferred Stock provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or the common stock ownership limit, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our Series A Preferred Stock, or the preferred stock ownership limit, or 9.8% (in value) of the aggregate of the outstanding shares of our capital stock, or the aggregate stock ownership limit.  For purposes of determining the percentage ownership of our capital stock by any person, warrants and rights to acquire capital stock that are treated as owned by that person are deemed outstanding.  The value and number of the outstanding shares of our common stock and Series A Preferred Stock and the value of the outstanding shares of capital stock will be determined by the board of directors in good faith, which will be conclusive for all purposes.  We refer to these restrictions as the “ownership limits.” In addition, except as a person may be exempted by our board of directors, no person may own capital stock either actually or constructively to the extent that such ownership would cause us to actually or constructively own 10% or more of the ownership interests of any of our tenants or customers. We refer to this as the “tenant limitation.”

Subject to various conditions and limitations, our board of directors has granted exemptions from the ownership limits to certain real estate funds affiliated with Carlyle and their affiliates and to certain other shareholders.

Our charter also prohibits (a) any person from actually, beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT and (b) any transfer of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons.  Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of these restrictions, or who is the intended transferee of shares of our stock that are transferred to the trust as described below, must give us contemporaneous written notice or, in the case of a proposed or attempted transaction, at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT.

The restrictions on ownership and transfer of our capital stock described above became effective with respect to our common stock upon the completion of our initial public offering, became effective with respect to our Series A Preferred Stock upon the completion of the offering of our Series A Preferred Stock and we expect they will become effective with respect to any other series of capital stock upon the completion of that offering and, in each case, will not apply if our board of directors determines that it is no longer in our best interests to attempt to, or continue to, qualify as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Our board of directors may, in its sole discretion, prospectively or retroactively, exempt a person from one or any of the ownership limits and/or tenant limitation.  However, our board of directors may not exempt any person whose actual, beneficial or constructive ownership of our outstanding stock would result in our failing to qualify as a REIT.  Prior to granting an exemption our board of directors may require the person seeking an exemption to make certain representations and undertakings or to agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust described below.  Our board of directors may also require a ruling from the Internal Revenue Service, or the IRS, or an opinion of counsel in order to determine or ensure our status as a REIT and may impose any conditions or restrictions on an exemption as it deems appropriate.

Any attempted transfer of our stock that, if effective, would result in our stock being owned by fewer than 100 persons will be null and void and the intended transferee shall acquire no rights in such shares.  Any attempted transfer of our stock which, if effective, would result in a violation of any of the ownership limits or tenant limitation, our being “closely held” under Section 856(h) of the Code (without regard to whether the interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT will cause the number of shares of stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trustee of a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares of stock.  The automatic transfer will be effective as of the close of business on the business day prior to the date of the attempted transfer or other event that resulted in the transfer to the trust.  If a transfer to the trust does not occur or is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer that, if effective, would have resulted in a violation of the restrictions on ownership and transfer of our stock will be null and void and the intended transferee shall acquire no rights in such shares.

Shares of our stock held in the trust will be issued and outstanding.  The proposed transferee shall have no rights in the shares held by the trustee.  The proposed transferee will not benefit economically from ownership of any shares of our stock held in the trust, and will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust.  The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust.  These rights will be exercised by the trustee of the trust for the exclusive benefit of the charitable beneficiary.  Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee must be paid by the recipient to the trustee upon demand.  Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.  Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary.  Subject to Maryland law, the trustee may (i) rescind as void any vote cast by the proposed transferee prior to our discovery that the shares of our stock have been transferred to the trustee and (ii) recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.  However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the trust, the trustee must sell the shares of stock to a person designated by the trustee whose ownership of the stock will not violate any of the foregoing restrictions on ownership and transfer of our stock.  Upon the sale, the interest of the charitable beneficiary in the stock sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows.  The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares of stock or, if the proposed transferee did not give value for the shares of stock in connection with the event causing the shares of stock to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares of stock, which will generally be the last sale price of our stock reported on the NYSE, on the day of the event that resulted in the transfer of such stock to the trust and (ii) the price per share received by the trustee (net of any commissions and other expenses of the sale) from the sale or other disposition of the stock.  The trustee may reduce the amount payable to the proposed transferee by the amount of any dividends or other distributions that we paid to the proposed transferee before we discovered that the shares of stock had been transferred to the trust and that is owed by the proposed transferee to the trustee as described above.  Any net sale proceeds in excess of the amount payable to the proposed transferee must be paid immediately to the charitable beneficiary.  If, prior to our discovery that shares of stock have been transferred to the trust, the shares of stock are sold by the proposed transferee, then (i) the shares of stock will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares of our stock that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price of the shares at the time of the devise or gift) and (ii) the market price, on the date we, or our designee, accept the offer.  We may reduce the amount payable to the proposed transferee by the amount of any dividends or other distributions that we paid to the proposed transferee and are owed by the proposed transferee to the trustee as described above, and we may pay such amount to the trustee for distribution to the charitable beneficiary.  We may accept the offer until the trustee has sold the stock.  Upon a sale to us, the interest of the charitable beneficiary in the stock sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee.

Any certificates representing shares of our stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares of our stock, will bear a legend referring to the restrictions described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our outstanding stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock beneficially owned and a description of the manner in which such shares are held.  Each such owner must provide us with any additional information we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our status as a REIT and to ensure compliance with the common stock ownership limit, the preferred stock ownership limit and the aggregate stock ownership limit.  In addition, each stockholder must, upon demand, provide us with such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The board of directors has determined that the restrictions on transferability and ownership of shares of stock are necessary and advisable for us to qualify as a REIT.  The charter provides that the current restrictions may be modified by our board of directors, without a stockholder vote, provided that (a) the board of directors determines that such modification is necessary or advisable to assist us in qualifying as a REIT as a result of a change in the provisions of the Code or any regulation thereunder, published ruling or interpretation of such provisions or regulations relating to requirements to qualify as a REIT; (b) upon such determination, the board of directors will adopt a resolution setting forth such modification; and (c) we will file a certificate of notice with the State Department of Assessments and Taxation of Maryland that sets forth the modification.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change in control that might involve a premium price for the capital stock or that our stockholders might otherwise believe is in their best interests.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF CORESITE, L.P.

We have summarized the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of CoreSite, L.P., which we refer to as the partnership agreement.  This summary is not complete.  For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is part.  For purposes of this section, references to “we,” “our,” “us” and “our company” refer to CoreSite Realty Corporation.

General

All of our assets are held by, and substantially all of our operations are conducted through, our operating partnership, either directly or through subsidiaries.  We are the general partner of the operating partnership and as of June 30, 2014, we owned 45.4% of the outstanding common units in the operating partnership, or the common partnership units, and 100% of the outstanding preferred units in the operating partnership, or the preferred partnership units.  We refer to the common partnership units and the preferred partnership units collectively as the “partnership units.”

Certain persons who contributed interests in properties and/or other assets pursuant to the restructuring transactions that occurred concurrently with our company’s initial public offering received common partnership units.  Holders of common partnership units are generally entitled to share in cash distributions from, and in the profits and losses of, the operating partnership in proportion to their respective percentage interests of common partnership units if and to the extent authorized by us and subject to the preferential rights of holders of outstanding preferred partnership units.  The units in the operating partnership are not listed on any exchange or quoted on any national market system.

Provisions in the partnership agreement could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable.  These provisions also make it more difficult for third parties to alter the management structure of the operating partnership without the concurrence of our board of directors.  These provisions include, among others:

•                                          redemption rights of qualifying parties;

•                                          transfer restrictions on units, including our partnership units;

•                                          our ability, as general partner, in some cases, to amend the partnership agreement and to cause the partnership to issue preferred units with terms that we, in our capacity as the general partner of our operating partnership, may determine, without the consent of the limited partners; and

•                                          the right of the limited partners to consent to transfers of the general partnership interest and mergers under specified circumstances.

Management of Our Operating Partnership

Our operating partnership, CoreSite, L.P., is a Delaware limited partnership that was formed on May 4, 2010.  Our company is the sole general partner of our operating partnership, and we conduct substantially all of our business in or through it.  As sole general partner of our operating partnership, we exercise exclusive and complete responsibility and discretion in its day-to-day management and control.  We can cause our operating partnership to enter into major transactions including acquisitions, dispositions and refinancings, subject to certain limited exceptions.  The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, our operating partnership, except as provided in the partnership agreement and as required by applicable law.  We may not be removed as general partner by the limited partners without our consent.  The partnership agreement restricts our ability to engage in a business combination as more fully described in “—Termination Transactions” below.

The limited partners of our operating partnership expressly acknowledge that we, as general partner of our operating partnership, are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively.  Neither our company nor our board of directors is under any obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions, except as described below.  If there is a conflict between the interests of our stockholders on the one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners.  The limited partners agree that the status of the general partner as a REIT and as a reporting company under Section 12 of the Exchange Act with our shares listed on an exchange is of benefit to the operating partnership and that all actions taken in good faith by the general partner in support thereof shall be deemed actions taken for the benefit of the operating partnership and all partners including the limited partners.  We are not liable under the partnership agreement to our operating partnership or to any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions; provided, that we have acted in good faith and in accordance with the terms of the partnership agreement.

The partnership agreement provides that all of our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through our operating partnership, and that our operating partnership must be operated in a manner that will enable us to continue to satisfy the requirements for being classified as a REIT.

Transferability of Interests

Except in connection with a transaction described in “— Termination Transactions” below, we, as general partner, may not voluntarily withdraw from our operating partnership, or transfer or assign all or any portion of our interest in our operating partnership, without the consent of the holders of a majority of the limited partnership interests.  The limited partners have agreed not to sell, assign, encumber or otherwise dispose of their operating partnership units to any person (other than to us, as general partner, to immediate family members or any trust for their benefit, to affiliates of such partner, including, without limitation, any entity controlled by such partner, to a charitable entity or a trust for their benefit, or to a lending institution as collateral for a bona fide loan, subject to certain limitations) unless they have provided us a right of first offer.  All transfers must be made only to “accredited investors” as defined under Rule 501 of the Securities Act or otherwise in accordance with applicable securities laws.

Board of Directors

Our bylaws require that nominees for director, whether for election by the stockholders or by the board of directors, shall include such number of individuals as are entitled to be nominated pursuant to the partnership agreement.  The operating partnership agreement provides that for so long as the number of operating partnership units and shares of common stock held collectively by the Carlyle real estate funds or their affiliates is equal to or greater than 50% of the total number of shares of outstanding common stock (assuming all operating partnership units are exchanged for common stock), certain of these funds shall have the right to nominate the number of directors that is one less than the lowest whole number that would exceed one-third of the directors, but not less than one director.  With the board of directors having seven members, this would enable these Carlyle real estate funds to nominate two directors, although such nomination will be subject to the vote of the stockholders.  Such rights to nominate directors would also decrease as follows (in each case assuming all operating partnership units are exchanged for common stock):

•                                          if the Carlyle real estate funds or their affiliates collectively owned less than 50% but at least 10% of the outstanding common stock, then certain of these funds or their affiliates would be entitled to nominate the number of directors that is one less than the lowest whole number that would exceed 20% of the directors, but not less than one director;

•                                          if the Carlyle real estate funds or their affiliates collectively owned less than 10% of the outstanding common stock, then such funds would no longer be entitled to nominate any directors.

Our board of directors consists of seven directors.  Our charter and bylaws provide that the number of directors constituting our board of directors may be increased or decreased by a majority vote of our entire board of directors, provided that the number of directors may not be decreased to fewer than the minimum number required under the MGCL, which is one, nor increased to more than 15.

Amendments of the Partnership Agreement

Amendments to the partnership agreement may be proposed by us, as general partner, or by the limited partners owning at least 50% of the operating partnership units held by the limited partners.

Generally, the partnership agreement may not be amended, modified or terminated without the approval of both the general partner and limited partners holding a majority of all outstanding operating partnership units held by the limited partners (other than, in each case, operating partnership units owned directly or indirectly by us).  As general partner, we have the power to unilaterally make certain amendments to the partnership agreement without obtaining the consent of the limited partners as may be required to:

•                                          add to our obligations as general partner or surrender any right or power granted to us as general partner or any of our affiliates for the benefit of the limited partners;

•                                          reflect the issuance of additional operating partnership units, transfer of any partnership interest or the admission, substitution, termination or withdrawal of limited partners in each case in accordance with the terms of the partnership agreement;

•                                          reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law;

•                                          set forth or amend the designations, rights, preferences, privileges and other terms and conditions of any new class of partnership interest permitted to be issued under the partnership agreement;

•                                          satisfy any requirements, conditions or guidelines of federal or state law;

•                                          reflect changes that are reasonably necessary for us, as general partner, to maintain our status as a REIT or to satisfy REIT requirements, reflect the transfer of all or any part of a partnership interest among the general partner and any entity disregarded as separate from the general partner for tax purposes or to ensure that the operating partnership will not be classified as a publicly traded partnership for tax purposes;

•                                          modify the manner in which capital accounts are computed or net income or net loss are allocated; or

•                                          reflect any other modification as is reasonably necessary for the business or operation of the operating partnership or the general partner, which does not violate the restrictions on the general partner.

Amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, adversely alter a partner’s right to receive any distributions or allocations of profits or losses, adversely alter or modify the redemption rights, reduce any limited partner’s right to indemnity, create any liability of a limited partner, amend the nominating rights of the Carlyle limited partners, amend these restrictions or admit any other person as a general partner other than in accordance with the successor provisions of the agreement or alter the protections of the limited partners in connection with termination transactions described below, which, in each case, must be approved by each limited partner that would be adversely affected by such amendment.

In addition, without the written consent of a majority of the operating partnership units held by limited partners (other than operating partnership units owned directly or indirectly by us), we, as general partner, may not do any of the following:

•                                          take any action in contravention of an express prohibition or limitation contained in the partnership agreement;

•                                          perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any liability not contemplated in the limited partnership agreement;

•                                          enter into any contract, mortgage loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a limited partner to exercise its redemption/exchange rights explained below;

•                                          withdraw from the operating partnership or transfer any portion of our general partnership interest; or be relieved of our obligations under the partnership agreement following any permitted transfer of our general partnership interest.

Distributions to Unitholders

Our partnership agreement provides that we are required to distribute quarterly all, or such portions as we may determine in our sole and absolute discretion, of the available cash (as such term is defined in the partnership agreement) of our operating partnership to us and the limited partners as follows:

•                                          first, with respect to any other units that are entitled to any preference in distribution (including the outstanding preferred partnership units), in accordance with the rights of such class or classes of units (which, in the case of outstanding preferred partnership units, is equal to the cumulative cash dividends that the holders of our Series A Preferred Stock would be entitled to receive), and, within such class or classes, among the holders of such units, pro rata in proportion to their respective percentage interests; and

•                                          second, with respect to any units that are not entitled to any preference in distribution, including the common partnership units, in accordance with the rights of holders of such units, as applicable, and, within such class, among the holders of such units, pro rata in proportion to their respective percentage interests.

Distributions payable with respect to any units that were not outstanding during the entire quarterly period in respect of which a distribution is made, other than units issued to us in connection with the issuance of shares of our common stock, will be prorated based on the portion of the period that such units were outstanding.

Redemption/Exchange Rights

After 12 months of becoming a holder of partnership units, limited partners received the right to require our operating partnership to redeem part or all of their common partnership units for cash based upon the fair market value of an equivalent number of shares of our company’s common stock at the time of the redemption.  Alternatively, we may elect to acquire those common partnership units in exchange for shares of our company’s common stock.  Any such exchange will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuances of stock rights, specified extraordinary distributions and similar events.  We presently anticipate that we will elect to issue shares of our company’s common stock in exchange for common partnership units in connection with each redemption request, rather than having our operating partnership redeem the common partnership units for cash. With each redemption or exchange, we increase our company’s percentage ownership interest in our operating partnership. Since 12 months following the date of their acquisition of common partnership units, limited partners who hold common partnership units may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our company’s ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled “Restrictions on Ownership and Transfer.”

In addition, if the number of common partnership units delivered by a limited partner for redemption, together with other shares of our common stock owned or attributed to that limited partner, exceeds 9.8% of our outstanding common stock (in value or number, whichever is more restrictive) and we are eligible to file a registration statement on Form S-3 under the Securities Act, then we may also elect to redeem the partnership units with the proceeds from a public offering or private placement of our common stock.  In the event we elect this option, we may require the other limited partners also to elect whether or not to participate.  Participating limited partners will receive on the redemption date the proceeds per share in the public offering (less any discount or commission), but will have a limited opportunity to withdraw their partnership units from the redemption immediately prior to the pricing of the public offering.

Issuance of Additional Securities

As sole general partner, we have the ability to cause the operating partnership to issue additional operating partnership units representing general and limited partnership interests in one or more classes and series of any such class.  These additional operating partnership units may include preferred limited partnership units.  In addition, we may issue additional shares of our common stock or convertible securities, but only if we cause our operating partnership to issue to us partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having designations, preferences and other rights, so that the economic interests of our operating partnership’s interests issued are substantially similar to the economic interests of the securities that we have issued.

Capital Contributions

The partnership agreement provides that we, as general partner, may determine that our operating partnership requires additional funds for the acquisition of additional properties or for other purposes.  Under the partnership agreement, we are obligated to contribute the proceeds of any offering of our shares of stock as additional capital to our operating partnership.

The partnership agreement provides that we may make additional capital contributions, including properties, to our operating partnership in exchange for additional operating partnership units.  If we contribute additional capital and receive additional partnership interests for the capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of our operating partnership at the time of the contributions.  Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis.  In addition, if we contribute additional capital and receive additional partnership interests for the capital contribution, the capital accounts of the partners may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof.  No person has any preemptive, preferential or other similar right with respect to making additional capital contributions or loans to the operating partnership or the issuance or sale of any operating partnership units or other partnership interests.

Our operating partnership could issue additional preferred partnership interests in connection with acquisitions of property or otherwise.  Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from our operating partnership.

Tax Matters

We are the tax matters partner of our operating partnership and, as such, we have authority to make tax elections under the Code on behalf of our operating partnership.

Allocations of Net Income and Net Losses to Partners

The net income and loss of our operating partnership are allocated in accordance with the terms of the partnership agreement.  In general, the net income and net loss of our operating partnership are allocated to the holders of partnership units in such a manner that, to the extent possible, the capital account of each holder, as adjusted in accordance with certain applicable Treasury Regulations, is equal to the amount that would be distributed to such holder in a hypothetical liquidation of the operating partnership.  Therefore, as a result of the preference to which the preferred partnership units are entitled in distributions, net income may be disproportionately allocated to the holders of preferred partnership units, including us, and net loss may be disproportionately allocated to the holders of common partnership units.  In some cases losses may also be disproportionately allocated to partners who have guaranteed debt of our operating partnership.  The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury Regulations.  See “Federal Income Tax Considerations—Taxation of Our Company—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

Operations

The partnership agreement provides that we, as general partner, will determine in our discretion and distribute available cash on a quarterly basis, first with respect to the preferred partnership units to the extent of such units’ preference with respect to distributions, and then pro rata with respect to the common partnership units in accordance with the partners’ percentage interests in such common partnership units.  Available cash is

•                                          the operating partnership’s cash available for distribution as determined by us.  We intend to manage the operating partnership in a manner that will enable us to maintain our qualification as a REIT and to avoid any federal income tax liability.

•                                          The partnership agreement provides that our operating partnership will assume and pay when due, or reimburse us for payment of all costs and expenses relating to the operations of, or for the benefit of, our operating partnership.

Termination Transactions

The partnership agreement provides that our company may not and the operating partnership shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification or any recapitalization or change in outstanding shares of our common stock or the operating partnership’s partnership interests (a “termination transaction”), unless in connection with a termination transaction,

(i)                                     we obtain the consent of the holders of at least a majority of our partnership units (including units held by us and the Carlyle real estate funds or their affiliates), or

(ii)                                  any of:

(A)                               all limited partners will receive, or have the right to elect to receive, for each partnership unit an amount of cash, securities or other property equal to the product of:

•                                          the number of shares of our company’s common stock into which each unit is then exchangeable; and

•                                          the greatest amount of cash, securities or other property paid to the holder of one share of our company’s common stock in consideration of one share of our common stock in connection with the termination transaction, provided that, if, in connection with a termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of our company’s common stock, each holder of partnership units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its operating partnership units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer; or

(B)                               the following conditions are met:

•                                          substantially all of the assets of the surviving entity are held directly or indirectly by our operating partnership or another limited partnership or limited liability company which is the surviving partnership of a merger, consolidation or combination of assets with our operating partnership;

•                                          the holders of partnership units own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction;

•                                          the rights, preferences and privileges of such unit holders in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

•                                          the limited partners may exchange their interests in the surviving partnership for either the consideration available to the limited partners pursuant to the first paragraph in this section, or

•                                          the right to redeem their partnership units for cash on terms equivalent to those in effect with respect to their units immediately prior to the consummation of the transaction if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock; or

(C)                               the terms are otherwise consented to by the limited partners holding a majority of the limited partnership units.

Dissolution

Our operating partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

•                                          an event of withdrawal, as defined in Delaware law, including, without limitation, by reason of our bankruptcy, as general partner, unless, within 90 days after the withdrawal, a majority of interest of the remaining partners agree in writing to continue the business of our operating partnership and to the appointment, effective as of the date of withdrawal, of a successor general partner;

•                                          an election to dissolve our operating partnership made by us as the general partner, with the consent of the limited partners; or

•                                          the entry of a decree of judicial dissolution of our operating partnership pursuant to the provisions of Delaware law.

Upon dissolution of our operating partnership, the general partner, or, in the event that there is no remaining general partner, a liquidator will proceed to liquidate the assets of our operating partnership and apply the proceeds from such liquidation in the order of priority set forth in the partnership agreement.

Indemnification and Limitation of Liability

The partnership agreement indemnifies us, as general partner, our limited partners and our and their respective directors, officers, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent provided under Delaware law.

Similarly, we, as general partner of our operating partnership, and our officers, directors, agents or employees, are not liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission so long as we acted in good faith.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Board of Directors

Our charter provides that the number of directors may be increased or decreased by a majority vote of our entire board of directors pursuant to our bylaws, but shall never be less than the minimum number required by the MGCL. Our bylaws provide a majority of our entire board may increase or decrease the number of directors, provided that the number of directors may not be decreased to fewer than the minimum number required under the MGCL, which is one, nor increased to more than 15.  Any and all vacancies on our board of directors may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, except that a vacancy resulting from an increase in the size of the board of directors must be filled by a majority vote of the entire board of directors, and any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Our bylaws require that nominees for director, whether for election by the stockholders or by the board of directors, shall include such number of individuals as are entitled to be nominated pursuant to the partnership agreement. See “ Description of Partnership Agreement of CoreSite, L.P. — Board of Directors.” Each of our directors will be elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.  A plurality of all votes cast on the matter at a meeting of stockholders at which a quorum is present is sufficient to elect a director.  The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of Directors

Our charter provides that, subject to the rights of our preferred stockholders to elect or remove one or more of our directors, a director may be removed with or without cause only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors.

Business Combinations

Under Maryland law, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include, among other things, a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.

An interested stockholder is defined as:

•                                          any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock; or

•                                          an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

•                                          A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder.  However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•                                          80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                                          two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority voting requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.  As permitted by statute, we have opted out of the business combination provisions of the MGCL by resolution of our board of directors.  However, our board of directors may opt into these provisions if approved by our stockholders by the affirmative vote of a majority of votes cast and with the consent of the Carlyle real estate funds or their affiliates, provided that such consent of the Carlyle entities will not be required if at such time, they own less than 10% of our outstanding common stock (assuming all operating partnership units are exchanged for common stock).

If the foregoing resolution is rescinded, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating an offer.

Control Share Acquisitions

Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to such shares except to the extent approved by at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, but excluding the acquiring person, officers and employees who are directors of the corporation.  Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•                                          one-tenth or more but less than one-third;

•                                          one-third or more but less than a majority; or

•                                          a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation.  A control share acquisition means the direct or indirect acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the holder of the shares acquired or proposed to be acquired.  The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting.  If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved.  The right of our company to redeem control shares is subject to certain conditions and limitations.  Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiring person or of any meeting of stockholders at which the voting rights of the holders of the shares are considered and not approved.  If voting rights for the holder of the control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock.  However, our board of directors may opt into these provisions if approved by our stockholders by the affirmative vote of a majority of votes cast and, as it would apply to the Carlyle real estate funds or their affiliates, with the Carlyle real estate funds or their affiliates’ consent, provided that the consent of the Carlyle entities will not be required if at such time they own less than 10% of our outstanding common stock (assuming all operating partnership units are exchanged for common stock).

There can be no assurance that, subject to the approval of our stockholders, this provision will not be amended or eliminated at any time in the future by our board of directors.

Amendment to our Charter and Bylaws

In general, our charter may be amended if an amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter.  With certain exceptions, our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Dissolution of our Company

The dissolution of our company must be approved by the affirmative vote of a majority of each of our entire board of directors and our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that nominations of individuals for election to our board of directors and proposals of other business to be considered at any annual meeting of our stockholders must be made (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by any stockholder who was a stockholder of record both at the time of notice required by our bylaws and at the time of the meeting, is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and has complied with the advance notice requirements of, and provided the information and certifications required by, our bylaws.

Only the business specified in our notice of the meeting may be brought before a special meeting of our stockholders.  Nominations of individuals for election as directors at a special meeting of stockholders must be made (i) by or at the direction of our board of directors, (ii) by a stockholder that has requested a special meeting be called for the purpose of electing directors in accordance with our bylaws and that has supplied the information required by our bylaws or (iii) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time of notice required by our bylaws and the time of the special meeting, is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice requirements of, and provided the information and certifications required by, our bylaws.

Special Meetings of Stockholders

Our Chairman, Chief Executive Officer, President, board of directors or any three members of the board of directors may call special meetings of our stockholders.  Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting and containing the information and certifications required by our bylaws.  Our Secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our Secretary is required to prepare and mail the notice of the special meeting.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in such charter or bylaws, to any or all of five provisions of the MGCL, which provide for:

•                                          a classified board;

•                                          a two-thirds vote requirement for removing a director;

•                                          a requirement that the number of directors be fixed only by vote of the directors;

•                                          a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•                                          a majority vote requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) vest in our board of directors the exclusive power, subject to the limitations described above, to fix the number of directors, by vote of a majority of the entire board of directors, and (2) require, unless called by our Chairman of our board of directors, our Chief Executive Officer, our President, our board of directors or any three members of our board of directors, the request of stockholders entitled to cast a majority of votes entitled to be cast on a matter at the meeting to call a special meeting to act on the matter.  We have not elected to create a classified board.  In the future, our board of directors may elect, without stockholder approval, to create a classified board or elect to be subject to any of the other provisions of Subtitle 8.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our qualification and taxation as a REIT and the acquisition, ownership or disposition of our capital stock.  Supplemental U.S. federal income tax considerations relevant to the ownership of the securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities.  For purposes of this discussion, references to “we,” “our” and “us” mean only CoreSite Realty Corporation and do not include any of its subsidiaries, except as otherwise indicated.  This summary is for general information only and is not tax advice.  The information in this summary is based on:

•                                          the Internal Revenue Code of 1986, as amended, or the Code;

•                                          current, temporary and proposed Treasury Regulations promulgated under the Code;

•                                          the legislative history of the Code;

•                                          administrative interpretations and practices of the IRS; and

•                                          court decisions;

in each case, as of the date of this prospectus.  In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings.  Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion.  Any such change could apply retroactively to transactions preceding the date of the change.  Although we have requested a private letter ruling from the IRS on certain matters, we have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court.  Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.  This summary does not discuss any state, local or non-U.S. tax consequences associated with the acquisition, ownership, or disposition of our capital stock or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•                                          the acquisition, ownership or disposition of our capital stock, including the federal, state, local, non-U.S. and other tax consequences;

•                                          our election to be taxed as a REIT for federal income tax purposes; and

•                                          potential changes in applicable tax laws.

Taxation of Our Company

General

We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our short taxable year ended December 31, 2010.  We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with our short taxable year ended December 31, 2010, and we intend to continue to be organized and operate in this manner.  However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership.  Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT.  See “—Failure to Qualify.” We have received a private letter ruling from the IRS substantially to the effect that our buildings (including the structural components) will be treated as real property for purposes of the gross income tests and the asset tests and that certain services that we will provide directly to our customers will not cause any amounts received from our customers to fail to be treated as qualifying rents from real property for purposes of the gross income tests.  We have not received, and do not expect to seek, a private letter ruling from the IRS on any other issue.

The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex.  The following discussion sets forth certain material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders.  This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof.

Our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership.  Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements.  Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders.  This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation.  A C corporation is a corporation that generally is required to pay tax at the corporate level.  Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed.  We will, however, be required to pay federal income tax as follows:

•                                          First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•                                          Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•                                          Third, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income.  To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable.  Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•                                          Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions.  Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.  We intend to conduct our operations so that no asset owned by us or any of our pass-through subsidiaries will be treated as inventory or property held for sale to customers, and that a sale or other disposition of any such asset will not be made in our ordinary course of our business.  Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances.  We cannot assure you that any property in which we hold a direct or indirect interest will not be treated as inventory or property held for sale to customers, or that we will comply with certain safe-harbor provisions of the Code that would prevent such treatment.

•                                          Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•                                          Sixth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•                                          Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•                                          Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•                                          Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our initial tax basis in the asset is less than the fair market volume of the asset as of the date on which we acquire the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset.  The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

•                                          Tenth, our subsidiaries that are C corporations, including our “taxable REIT subsidiaries,” generally will be required to pay federal corporate income tax on their earnings.

•                                          Eleventh, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” See “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our customers by a taxable REIT subsidiary of ours.  Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

•                                          Twelfth, we may elect to retain and pay income tax on our net capital gain.  In that case, a stockholder would include its applicable share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our capital stock.

•                                          Thirteenth, if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our stock and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

Requirements for Qualification as a REIT.  The Code defines a REIT as a corporation, trust or association:

(a)                                 that is managed by one or more trustees or directors;

(b)                                 that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(c)                                  that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(d)                                 that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(e)                                  that is beneficially owned by 100 or more persons;

(f)                                   not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(g)                                  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.  Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT.  For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized and have operated in a manner that has or, as applicable, will allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods.  In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above.  A description of the share ownership and transfer restrictions relating to our outstanding capital stock is contained in the discussion in this prospectus under the heading “Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above.  To monitor compliance with the stock ownership requirements, we are generally required to maintain records regarding the actual ownership of our stock.  To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us.  A list of those persons failing or refusing to comply with this demand must be maintained as part of our records.  Failure to comply with these record keeping requirements could subject us to monetary penalties, as discussed above.  A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.  If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate.  If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.  See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year.  We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.  In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below.  Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity.  The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests.  Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below.  A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We generally have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT.  If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity.  In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis.  In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code.  A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below.  A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests.  Thus, in applying the federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit.  A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.  We currently own an interest in two taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future.  A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary.  If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary.  Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to customers of its parent REIT.  A taxable REIT subsidiary is subject to federal income tax as a regular C corporation.  In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied.  A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below.  See “—Asset Tests.”

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT.  First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or certain types of temporary investments.  Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or any combination of the foregoing.  For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person.  However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

A significant portion of the value of our properties is attributable to structural components related to the provision of electricity, heating ventilation and air conditioning, humidification regulation, security and fire protection, and telecommunication infrastructure.  We have received a private letter ruling from the IRS holding, among other things, that our buildings, including the structural components, constitute real property for purposes of the gross income tests and asset tests.  We are entitled to rely upon that private letter ruling only to the extent that we did not misstate or omit a material fact in the ruling request we submitted to the IRS and that we operate in the future in accordance with the facts described in that request.  Moreover, the IRS, in its sole discretion, may decide to revoke the private letter ruling.  If, despite the private letter ruling, the IRS were to determine that structural components at our properties constituted personal property rather than real property, a significant portion of our rent would not constitute rents from real property and we would fail to satisfy the 75% and 95% gross income tests.

Rents we receive from a customer will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•                                          The amount of rent is not based in any way on the income or profits of any person.  However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•                                          Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate customer, or, if the customer is a corporation, 10% or more of the voting power or value of all classes of stock of the customer.  Rents we receive from such a customer that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other customers for comparable space.  Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other customers is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease.  Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary.  To the extent any rent from a lease with a taxable REIT subsidiary does not satisfy the 90% rental exception described above, our receipt of such rent would not qualify under the gross income tests;

•                                          Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease.  If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•                                          We generally do not operate or manage the property or furnish or render services to our customers, subject to a 1% de minimis exception and except as provided below.  We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property.  Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas.  In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our customers without causing the rent we receive from those customers to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above.  However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT.  In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to customers.  Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

The private letter ruling we received from the IRS held that certain services that we will provide to our customers directly would not prevent the rent received from those properties as constituting rents from real property.  The private letter ruling specifically addressed services related to utilities; controlled humidity; security; fire protection; common area maintenance; management, operation and maintenance, and repair of the major building systems and components of the data system buildings (including structural components); acceptance of customer deliveries; parking for customers and their visitors; and telecommunication infrastructure to allow customers to connect to third-party telecommunication providers.  The private letter ruling was based, in part, on our representation that those services are customarily rendered in connection with the rental of comparable buildings in the geographic market in which our buildings are located.  Our ability to rely upon the private letter ruling is dependent on the accuracy of that representation and on our not misstating or omitting another material fact in the ruling request we submitted to the IRS.  Moreover, the IRS, in its sole discretion, may decide to revoke the private letter ruling.  If, despite the private letter ruling, the IRS were to determine that services we directly provide at our properties were not “usually and customarily rendered” in connection with the rental of real property, the rent from our property would not constitute rents from real property and we would likely fail to satisfy the 95% and 75% gross income tests.  We intend to provide any services that are not “usually and customarily rendered” or that are for the benefit of a particular customer in connection with the rental of real property through our TRSs or through an “independent contractor.” Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met.  We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities.  Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts.  Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests.  The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test (or any property that generates such income).  To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests.  We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in our operating partnership.  Such dividend income will qualify under the 95%, but not the 75%, gross income test.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests.  Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code.  We generally may make use of the relief provisions if:

•                                          following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•                                          our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions.  For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.  If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT.  As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income.  We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income.  Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply.  This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT.  Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction.  Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership’s investment objectives.  However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions.  We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.  We cannot assure you that we can comply with certain safe-harbor provisions of the Code that would prevent the imposition of the 100% penalty tax.

Penalty Tax.  Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax.  In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our customers by a taxable REIT subsidiary of ours, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.  Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

From time to time, our taxable REIT subsidiaries provide services to our customers.  We believe we have set, and we intend to set in the future, the fees paid to our taxable REIT subsidiaries for such services at arm’s-length rates, although such rates may not satisfy any of the safe-harbor provisions described above.  These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes.  If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for customer services over the amount actually paid.

Asset Tests

At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets.  First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.  For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT.  Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT.  In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Our operating partnership currently owns 100% of the securities of two corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries.  So long as each of these corporations qualify as our taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our indirect ownership of their securities.  We may acquire securities in other taxable REIT subsidiaries in the future.  We believe that the aggregate value of our taxable REIT subsidiaries and our other securities (other than those securities includable in the 75% asset test) has not exceeded, and in the future will not exceed, 25% of the aggregate value of our gross assets.  No independent appraisals have been obtained to support these conclusions.  In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our operating partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership).  For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights.  However, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values.  If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in our operating partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter.  As described above in “— Taxation of Our Company—Income Tests,” we have received a ruling from the IRS holding that our buildings (including certain structural components) will constitute real property for purposes of the asset tests.  No independent appraisals have been obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities.  Moreover, we cannot assure you that the IRS will not contend that any of our assets or our interests in the securities violate the REIT asset requirements.  Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer.  If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period.  Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued.  For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary).  If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•                                          90% of our “REIT taxable income”; and

•                                          90% of our after-tax net income, if any, from foreclosure property; minus

•                                          the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain.  In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our “REIT taxable income” will be reduced by any federal income taxes we are required to pay on any gain we recognize from the disposition of any asset, during the ten-year period following our acquisition of such asset, if we acquire the asset from a corporation which is or has been a C corporation in a transaction in which our initial tax basis in the asset is less than the fair market value of the asset as of the date on which we acquire the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate.  At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year.  These distributions are treated as received by our stockholders in the year in which paid.  This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement.  In order to be taken into account for purposes of our distribution requirement, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class.  To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates.  We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.  In this regard, the partnership agreement of our operating partnership authorizes us, as general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our federal income or excise tax liability.

We expect that our REIT taxable income will typically be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income.  Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above.  However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income.  In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons.  If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year.  Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below.  However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods.  Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code.  Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes.  The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us.  Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.  If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.  Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders.  As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders.  In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits.  In such event, corporate distributees may be eligible for the dividends-received deduction.  In addition, non-corporate stockholders, including individuals, may be eligible for preferential tax rates on certain qualified dividend income.  Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification.  It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General.  All of our investments are held indirectly through our operating partnership.  In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we believe have been and will continue to be treated as partnerships or disregarded entities for federal income tax purposes.  In general, entities that are treated as partnerships or disregarded entities for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax.  Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company.  We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements.  Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of the assets of its subsidiary partnerships and limited liability companies, based on our direct or indirect capital interests in each such entity.  See “—Taxation of Our Company.”

Entity Classification.  Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities).  For example, an entity that would otherwise be treated as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met.  A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations.  We do not anticipate that our operating partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation.  However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income.  In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests.  See “—Taxation of Our Company—Asset Tests” and “—Taxation of Our Company—Income Tests.” This, in turn, could prevent us from qualifying as a REIT.  See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests.  In addition, a change in the tax status of our operating partnership or a subsidiary partnership or limited liability company might be treated as a taxable event.  If so, we might incur a tax liability without any related cash payment.

Allocations of Income, Gain, Loss and Deduction.  The net income and loss of our operating partnership are allocated in accordance with the terms of the partnership agreement.  In general, the net income and net loss of our operating partnership are allocated to the holders of partnership units in such a manner that, to the extent possible, the capital account of each holder, as adjusted in accordance with certain applicable Treasury Regulations, is equal to the amount that would be distributed to such holder in a hypothetical liquidation of the operating partnership.  Therefore, as a result of the preference to which the preferred partnership units are entitled in distributions, net income may be disproportionately allocated to the holders of preferred partnership units, including us, and net loss may be disproportionately allocated to the holders of common partnership units.  In some cases losses may also be disproportionately allocated to partners who have guaranteed debt of our operating partnership.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership.  This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.  Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations with Respect to the Properties.  Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution.  The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time.  These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership.  In that case, the tax basis of these property interests generally carries over to the operating partnership, notwithstanding their different book (i.e., fair market) value (this difference is referred to as a book-tax difference).  The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code.  Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences.  We and our operating partnership have agreed to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to our operating partnership.  Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our operating partnership (i) will or could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership.  An allocation described in (ii) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements.  See “— Taxation of Our Company—Requirements for Qualification as a Real Estate Investment Trust” and “— Taxation of Our Company—Annual Distribution Requirements.” With respect to properties contributed to our operating partnership subsequent to the contribution of the initial properties, we and our operating partnership have agreed to account for book-tax differences using any method approved under Section 704(c) of the Code and the applicable Treasury Regulations as chosen by the general partner under the partnership agreement.

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Federal Income Tax Considerations for Holders of Our Capital Stock

The following summary describes the principal federal income tax consequences to you of acquiring, owning and disposing of our capital stock.  This summary assumes you acquire the shares of our capital stock in exchange for cash pursuant to an offering under this prospectus and assumes you hold such shares of our capital stock as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Code).  It does not address all the tax consequences that may be relevant to you in light of your particular circumstances.  In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted.  Holders receiving special treatment include, without limitation:

•                                          financial institutions, banks and thrifts;

•                                          insurance companies;

•                                          tax-exempt organizations;

•                                          “S” corporations;

•                                          traders in securities that elect to mark to market;

•                                          partnerships, pass-through entities and persons holding our capital stock through a partnership or other pass-through entity;

•                                          stockholders subject to the alternative minimum tax;

•                                          regulated investment companies and REITs;

•                                          non-U.S. governments and international organizations;

•                                          non-U.S. stockholders that are passive foreign investment companies or controlled foreign corporations;

•                                          broker-dealers or dealers in securities or currencies;

•                                          U.S. expatriates;

•                                          persons holding our capital stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction; or

•                                          U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar.

If you are considering acquiring our capital stock, you should consult your tax advisors concerning the application of federal income tax laws to your particular situation as well as any consequences of the acquisition, ownership and disposition of our capital stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

When we use the term “U.S. stockholder,” we mean a holder of shares of our capital stock who, for federal income tax purposes, is:

•                                          an individual who is a citizen or resident of the United States;

•                                          a corporation, including an entity treated as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•                                          an estate the income of which is subject to federal income taxation regardless of its source; or

•                                          a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If you hold shares of our capital stock and are neither a U.S. stockholder nor a partnership for federal income tax purposes, you are a “non-U.S. stockholder.”

If a partnership or other entity treated as a partnership for federal income tax purposes holds shares of our capital stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership.  Partners of partnerships holding shares of our capital stock are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Stockholders

Distributions Generally.  Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received.  As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or, except to the extent that our dividends are attributable to dividends received from taxable corporations (such as our TRSs) or to income that was subject to tax at a corporate level and, in either case, certain other requirements are met, the preferential rates on qualified dividend income applicable to non-corporate U.S. stockholders, including individuals.  For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder.  This treatment will reduce the U.S. stockholder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero.  Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder’s adjusted tax basis in its shares will be taxable as capital gain.  Such gain will be taxable as long-term capital gain if the shares have been held for more than one year.  Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year.  U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Certain stock dividends, including dividends partially paid in our capital stock and partially paid in cash, generally will be taxable to the recipient U.S. stockholder to the same extent as if paid in cash.

Capital Gain Dividends.  Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year.  U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.  If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of our common stock and preferred stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of such stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year.

Retention of Net Capital Gains.  We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains.  If we make this election, we would pay tax on our retained net capital gains.  In addition, to the extent we so elect, our earnings and profits (determined for federal income tax purposes) would be adjusted accordingly, and a U.S. stockholder generally would:

•                                          include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•                                          be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder’s income as long-term capital gain;

•                                          receive a credit or refund for the amount of tax deemed paid by it;

•                                          increase the adjusted basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•                                          in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations.  Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income.  As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain.  A U.S.

stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount.  Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock.  Except as described below under “—Redemption or Repurchase by Us,” if a U.S. stockholder sells or disposes of shares of our capital stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares.  This gain or loss, except as provided below, will be a long-term capital gain or loss if the holder has held such capital stock for more than one year.  However, if a U.S. stockholder recognizes a loss upon the sale or other disposition of our capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.  The deductibility of capital losses is subject to limitations.

Redemption or Repurchase by Us.  A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits that are allocable to the relevant class of stock, as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares.  The redemption or repurchase generally will be treated as a sale or exchange if it:

•                                          is “substantially disproportionate” with respect to the U.S. stockholder,

•                                          results in a “complete termination” of the U.S. stockholder’s stock interest in us, or

•                                          is “not essentially equivalent to a dividend” with respect to the U.S. stockholder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of our capital stock, including our common stock, our Series A Preferred Stock and any other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, must generally be taken into account.  Because the determination as to whether any of the tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received with respect to such redemption or repurchase.  See “—Distributions Generally” above.  In such case, a U.S. stockholder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the U.S. shareholder’s remaining shares of our capital stock, if any.  If the U.S. stockholder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if finalized in their current form, would affect the basis recovery rules described above.  It is not clear whether these proposed regulations will be finalized in their current form or at all.  If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “—Dispositions of Our Capital Stock.”

Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our capital stock.

Medicare Tax on Unearned Income.  Certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock.  U.S. stockholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our capital stock.

Foreign Accounts.  Certain payments made to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%.  U.S. stockholders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our capital stock.  See “—Taxation of Non-U.S. Stockholders—Foreign Accounts.”

Information Reporting and Backup Withholding.  We are required to report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld.  Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.  A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS.  Backup withholding is not an additional tax.  Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability, provided the required information is timely furnished to the IRS.  In addition, withholding may be required on a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status.  See “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI, to a tax-exempt stockholder, except as described below.  This income or gain will be UBTI, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder.  Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares.  These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT.  A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our capital stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our stockholders.  However, because our common stock and our Series A Preferred Stock are (and, we currently anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

The following discussion addresses the rules governing federal income taxation of the acquisition, ownership and disposition of our capital stock by non-U.S. stockholders.  These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules.  Accordingly, the discussion does not address all aspects of federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances.  We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the acquisition, ownership and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally.  Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits.  Such distributions ordinarily will be subject to withholding of federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business (and, where applicable, are attributable to a U.S. permanent establishment or fixed base of the non-U.S. stockholder).  Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.  Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption.  Dividends that are treated as effectively connected with a U.S. trade or business (and, where applicable, are attributable to a U.S. permanent establishment or fixed base of the non-U.S. stockholder) will generally not be subject to withholding but will be subject to federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to federal income tax.  Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

(a)                                 a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate; or

(b)                                 the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Distributions with respect to shares of our capital stock in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted basis of such shares of our capital stock, but rather will reduce the adjusted basis of such stock.  To the extent that such distributions exceed the non-U.S. stockholder’s adjusted basis in such capital stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below.  For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits.  However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests.  Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to federal income taxation, unless:

(a)                                 the investment in our capital stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business (and, where applicable, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. stockholder), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(b)                                 the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains, which may be offset by certain capital losses.

Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of “U.S. real property interests,” or USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business.  Non-U.S. stockholders would generally be taxed at the same rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax.  We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in Treasury Regulations) of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 35% of any distribution to non-U.S. stockholders that could have been designated as a capital gain dividend.  The amount withheld is creditable against the non-U.S. stockholder’s federal income tax liability.  Unless otherwise provided by an applicable tax treaty, distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.  However, any distribution with respect to any class of stock that is “regularly traded” on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above or the 30% branch profits tax described in this paragraph (although such distribution could still be subject to the 30% branch profits tax if the distribution is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business and certain other conditions are satisfied, as described above), if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution.  Instead, such distributions will generally be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

Retention of Net Capital Gains.  Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of the capital stock held by stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends.  Under this approach, the non-U.S. stockholders would be able to offset as a credit against their federal income tax liability their proportionate share of the tax that we paid on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax that we paid exceeds their actual federal income tax liability.  If we were to designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock.  Except as described below under “—Redemption or Repurchase by Us,” gain recognized by a non-U.S. stockholder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to federal income taxation unless such stock constitutes a USRPI.  In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation,” or USRPHC, will constitute a USRPI.  We believe that we are a USRPHC.  Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. persons.  We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock and our Series A Preferred Stock are (and, we currently anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our capital stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business (and, where applicable, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. stockholder), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax of up to 30%, as described above, or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains, which may be offset by certain capital losses.  In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. stockholder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. stockholder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), subject to an exception applicable to “regularly traded” stock if the non-U.S. stockholder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. stockholder sells our capital stock, gain arising from the sale or other taxable disposition by a non-U.S. stockholder of such stock would not be subject to federal income taxation under FIRPTA as a sale of a USRPI if:

(a)                                 such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(b)                                 such non-U.S. stockholder owned, actually and constructively, 5% or less of such class of our stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to regular federal income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).  In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the relevant class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock would generally be required to withhold and remit to the IRS 10% of the purchase price.

Redemption or Repurchase by Us.  A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits that are allocable to the relevant class of stock) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares.  See “—Taxation of Taxable U.S. Stockholders—Redemption or Repurchase by Us” above.  If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received with respect to such redemption or repurchase.  See “—Taxation of Non-U.S. Stockholders—Distributions Generally” above.  Alternatively, if the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “—Taxation of Non-U.S. Stockholders—Sale of Our Capital Stock.”

Information Reporting and Backup Withholding Tax.  Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any.  A similar report is sent to the non-U.S. stockholder.  Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8.  Notwithstanding the foregoing, backup withholding and information reporting may apply if the applicable withholding agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.

Backup withholding is not an additional tax.  Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Foreign Accounts.  Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities.  Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our capital stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) in the case of a foreign financial institution, the foreign financial institution undertakes certain diligence and reporting obligations, (2) in the case of a non-financial foreign entity, the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules.  If the payee is a foreign financial institution and is subject to the diligence and reporting requirements referred to in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders.  Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on our capital stock regardless of when they are made and will apply to payments of gross proceeds from the sale or other disposition of our capital stock on or after January 1, 2017.

Prospective investors should consult their tax advisors regarding these rules.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction or of any federal tax laws other than federal income tax laws.  You should consult your tax advisor regarding the effect of state, local and non-U.S. and other tax laws with respect to our tax treatment as a REIT and an investment in our capital stock.

PLAN OF DISTRIBUTION

We may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, or through a combination of methods.  Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the securities at: (i) a fixed price or prices, which may be changed; (ii) market prices prevailing at the time of sale; (iii) prices related to the prevailing market prices at the time of sale or (iv) negotiated prices.  We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement.  In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.  Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.  Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.  We will describe any indemnification agreement in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than our common stock, which is listed on the NYSE).  If we sell any shares of our common stock pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance.  We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so.  Any underwriters or agents to or through whom such securities are sold by us or our operating partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot assure you as to the liquidity of the trading market for any such securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement.  These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.  Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject.  The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our operating partnership in the ordinary course of business.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, Washington, District of Columbia.  Certain matters of Maryland law, including the validity of the securities covered by this prospectus, will be passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS

The consolidated financial statements and financial statement schedule of CoreSite Realty Corporation as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$800,000,000

CoreSite Realty Corporation

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Units

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder.  All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$23,512
*Printing and Duplicating Expenses	3,000
*Legal Fees and Expenses	85,000
*Accounting Fees and Expenses	5,000
*Miscellaneous	15,000
*Total	$131,512

(*)                                 Does not include expenses of preparing any accompanying prospectus supplements, listing fees, transfer agent fees and other expenses related to offerings of particular securities.

We will pay all of the costs identified above.

Item 15.  Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action.  Our charter contains a provision that eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity.  Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•                                          the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•                                          the director or officer actually received an improper personal benefit in money, property or services; or

•                                          in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation also may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that a personal benefit was improperly received.  A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the prescribed standard of conduct; however, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us to obligate our company, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer who is made or threatened to be made a party to a proceeding by reason of his or her service in such capacity and any individual who, while a director or officer and, at our request, serves or has served as a director, officer, trustee, partner, member or manager of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise who is made or threatened to be made a party to a proceeding by reason of his or her service in such capacity, against any claim or liability by reason of that status and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of his or her ultimate entitlement to indemnification.  The rights to indemnification and advance of expenses provided by our charter and bylaws vest immediately upon election of a director or officer.  Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company or any entity acquired by our company, or its predecessors, if any, or any partnership controlled by our company, or its predecessors, if any, in any of the capacities described above and any employee or agent of us or a predecessor of our company or acquired entity.

In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of CoreSite, L.P., the partnership in which we serve as sole general partner.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit No.	Description

1.1	Form of Underwriting Agreement (1)

3.1	Articles of Amendment and Restatement of CoreSite Realty Corporation (2)

3.2	Amended and Restated Bylaws of CoreSite Realty Corporation (2)

3.3	Articles Supplementary of CoreSite Realty Corporation — 7.25% Series A Cumulative Redeemable Preferred Stock (4)

4.1	Form of Common Stock Certificate (3)

4.2	Form of Preferred Stock Certificate (1)

4.3*	Form of Indenture

4.4	Form of Debt Security (1)

4.5	Form of Deposit Agreement (1)

Exhibit No.	Description

4.6	Form of Warrant (1)

4.7	Form of Warrant Agreement and Warrant Certificate (1)

4.8	Form of Rights Agreement (1)

5.1*	Opinion of Venable LLP regarding the legality of the securities being registered*

5.2*	Opinion of Latham & Watkins LLP regarding debt securities being registered

8.1*	Opinion of Latham & Watkins LLP regarding certain tax matters

12.1*	Computation of Ratio of Earnings to Fixed Charges

12.2*	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1*	Consent of KPMG LLP

23.2*	Consent of Venable LLP (included as part of Exhibit 5.1)

23.3*	Consent of Latham & Watkins LLP (included as part of Exhibit 5.2)

23.4*	Consent of Latham & Watkins LLP (included as part of Exhibit 8.1)

24.1*	Power of Attorney (included in signature pages)

(1)                                 To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.

(2)                                 Incorporated by reference to our Registration Statement (Amendment No. 7) on Form S-11 (Registration No. 333-166810), filed on September 22, 2010.

(3)                                Incorporated by reference to our Post-Effective Amendment to the Registration Statement on Form S-11 (Registration No. 333-166810), filed on September 22, 2010.

(4)                                 Incorporated by reference to our Current Report on Form 8-K filed on December 18, 2012.

*  Filed herewith.

Item 17.  Undertakings

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                                                                     each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                                                                  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                                                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                                                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                                                                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                                                                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)                                 The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)                                  The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)                                   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g)                                  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 26, 2014.

CORESITE REALTY CORPORATION

By:	/s/ Thomas M. Ray
Name:	Thomas M. Ray
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of CoreSite Realty Corporation, do hereby constitute and appoint Thomas M. Ray and Jeffrey S. Finnin, and each of them, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas M. Ray	President and Chief Executive Officer	September 26, 2014
Thomas M. Ray	(Principal Executive Officer) and Director

/s/ Jeffrey S. Finnin	Chief Financial Officer	September 26, 2014
Jeffrey S. Finnin	(Principal Financial Officer and Accounting Officer)

/s/ Robert G. Stuckey	Chairman of the Board of Directors	September 26, 2014
Robert G. Stuckey

/s/ James A. Attwood, Jr.	Director	September 26,2014
James A. Attwood, Jr.

/s/ Michael Koehler	Director	September 26, 2014
Michael Koehler

/s/ Paul E. Szurek	Director	September 26, 2014
Paul E. Szurek

/s/ J. David Thompson	Director	September 26, 2014
J. David Thompson

/s/ David A. Wilson	Director	September 26, 2014
David A. Wilson

Exhibit Index

Exhibit
No.	Description

1.1	Form of Underwriting Agreement (1)

3.1	Articles of Amendment and Restatement of CoreSite Realty Corporation (2)

3.2	Amended and Restated Bylaws of CoreSite Realty Corporation (2)

3.3	Articles Supplementary of CoreSite Realty Corporation — 7.25% Series A Cumulative Redeemable Preferred Stock (4)

4.1	Form of Common Stock Certificate (3)

4.2	Form of Preferred Stock Certificate (1)

4.3*	Form of Indenture

4.4	Form of Debt Security (1)

4.5	Form of Deposit Agreement (1)

4.6	Form of Warrant (1)

4.7	Form of Warrant Agreement and Warrant Certificate (1)

4.8	Form of Rights Agreement (1)

5.1*	Opinion of Venable LLP regarding the legality of the securities being registered

5.2*	Opinion of Latham & Watkins LLP regarding debt securities being registered

8.1*	Opinion of Latham & Watkins LLP regarding certain tax matters

12.1*	Computation of Ratio of Earnings to Fixed Charges

12.2*	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1*	Consent of KPMG LLP

23.2*	Consent of Venable LLP (included as part of Exhibit 5.1)

23.3*	Consent of Latham & Watkins LLP (included as part of Exhibit 5.2)

23.4*	Consent of Latham & Watkins LLP (included as part of Exhibit 8.1)

24.1*	Power of Attorney (included in signature pages)

*	Filed herewith.

(1)	To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.

(2)	Incorporated by reference to our Registration Statement (Amendment No. 7) on Form S-11 (Registration No. 333-166810), filed on September 22, 2010.

(3)	Incorporated by reference to our Post-Effective Amendment to the Registration Statement on Form S-11 (Registration No. 333-166810), filed on September 22, 2010.

(4)	Incorporated by reference to our Current Report on Form 8-K filed on December 18, 2012.